Exhibit 99.1

Manitex International, Inc. Reports Fourth Quarter 2019 and Full Year Results

Bridgeview, IL, March 9, 2020 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized industrial equipment, today announced fourth quarter and full year 2019 results. Net revenues for the fourth quarter were $54.4 million, compared to $51.9 million in the third quarter this year, and net loss was $(0.8) million, or $(0.04) per share, compared to net loss of $(11.9) million, or $(0.60) per share in the third quarter of 2019. Adjusted net income* in the fourth quarter 2019 was $0.8 million, or $0.04 per share, compared to a slight loss, or $(0.00) per share, for the third quarter of 2019.

For the full year 2019, Manitex reported net revenues of $224.8 million and net loss of $(8.5) million, or $(0.43) per share, compared with net revenues of $242.1 million and net loss of $(13.2) million, or $(0.72) per share for the full year 2018. Adjusted net income for the full year 2019 was $3.0 million, or $0.15 per share, compared to $6.0 million, or $0.33 per share for the full year 2018.

Q4 Financial Highlights (sequential comparisons, unless otherwise noted):

•	Net revenues increased 4.8% to $54.4 million, from $51.9 million

•	Adjusted Earnings Per Share improved to $0.04 compared $(0.00) loss per share

•	EBITDA of $1.9 million compared to $(7.5) million, with Adjusted EBITDA improving by $0.9 million to $2.8 million

•	Net debt as of December 31, 2019 was $41.2 million, representing a reduction of $7.3 million compared to a year ago

•	Backlog was $66.2 million as of December 31, 2019, flat year over year

*	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Operating Highlights:

•	Book to bill ratio was 1.16:1 in Q4 2019

•	Launching several new products at CONEXPO 2020

•	Investing in Valla Industrial Crane zero-emission platforms

•	Subsequent to the end of the quarter, Sabre will be classified as “Held For Sale” in Q1 2020 and subsequent financial reports until a transaction is completed.

Chief Executive Officer Steve Filipov commented, “We had a strong finish to the year, driven by greatly improved performance at PM, which grew sales by nearly 30 percent to $25 million in the fourth quarter. Our backlog, which we have reported as $66.2 million, is also being driven by gains at PM, which now represents a substantial portion of that backlog. We believe there is potential for continued gains in 2020 through higher production efficiencies and the re-configuration of our articulating crane business, which generates the highest margins within our product portfolio. Our partnership with Tadano is also gaining traction in Asia, and now starting in the Middle East, through our PM-Tadano branding efforts and distribution expansion. We are proud to have Tadano as a partner and investor, and have greatly improved our focus over the past few months to drive gains in 2020 and beyond for our articulating crane business. Manitex straight mast cranes, a North American market leader for two decades, experienced some softness in the year, amidst a deceleration in unit sales across the industry, but remained flat with 2018. While there is still plenty of work to do, it’s worth noting that both Gross Margin and EBITDA margin have bounced off our lows in the third quarter, and are trending higher as we head into 2020.”

Mr. Filipov added, “We are excited about our presence at the CONEXPO Trade Show in Las Vegas, which will allow us to meet many of our loyal customers, look for new opportunities, and launch several new products to the market, from stick boom cranes to zero-emission industrial cranes.”

“We also showed excellent progress in reducing our net debt position to the lowest it has been since 2011. In addition, we have made the decision to divest our Sabre business, in order to focus on our core portfolio of specialized cranes. I am confident we will continue to grow Manitex and achieve our 10% EBITDA goal while continuing to improve our balance sheet, over the coming quarters”, concluded Mr. Filipov.

Steve Kiefer, President and Chief Operating Officer of Manitex added, “Strengthening our PM and Manitex product offerings and distribution was a key focus throughout 2019 and remains a priority as we enter 2020. We introduced a number of new products such as the Valla V80R and 250E electric cranes at the Bauma trade show in April of last year and those products began adding to backlog and revenue as we moved throughout the year. In September of last year we announced a $4.5 Million order from an international military customer for PM knuckleboom cranes. We began production of these cranes in late-2019 and shipments will begin in the second quarter of 2020. We are pursuing additional military orders for PM cranes and anticipate possibly announcing additional contract awards this year. Additionally, we added three new dealers for PM Group products in the fourth quarter last year and began customer shipments of our Manitex-branded MAC knuckleboom cranes in North America.”

Other Matters:

The Company continues to comply with the SEC investigation regarding the Company’s restatement of prior financial statements.

Conference Call:

Management will host a conference call at 8:30 AM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 888-256-1007 if calling within the United States or 323-994-2093 if calling internationally. A replay will be available until March 16, 2020, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 7459648 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three and twelve month periods ended December 31, 2019 and 2018, unless otherwise indicated. A reconciliation of Adjusted GAAP financial measures for the three and twelve month periods ended December 31, 2019 and 2018 is included with this press release below and with the Company’s related Form 8-K.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, MAC, PM-Tadano, Oil & Steel, Badger, Sabre, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Darrow Associates Inc.
Steve Filipov	Peter Seltzberg, Managing Director
Chief Executive Officer	Investor Relations
(708) 237-2054	(516) 419-9915
sfilipov@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of December 31,
	2019	2018
ASSETS
Current assets
Cash	$23,360	$22,103
Cash - restricted	217	245
Marketable equity securities	—	2,160
Trade receivables (net)	35,232	45,448
Other receivables	1,033	1,327
Inventory (net)	58,734	58,024
Prepaid expense and other	4,841	3,993

Total current assets	123,417	133,300

Total fixed assets, net of accumulated depreciation of $16,818 and $14,826 at December 31, 2019 and 2018, respectively	19,348	20,249
Operating lease assets	2,274	—
Intangible assets (net)	17,032	24,773
Goodwill	32,635	36,298
Other long-term assets	281	263
Deferred tax asset	415	2,366

Total assets	$195,402	$217,249

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$18,212	$22,706
Covertible note-related party (net)	7,323	—
Current portion of finance lease obligations	476	422
Current portion of operating lease liabilities	920	—
Accounts payable	29,974	36,896
Accounts payable related parties	228	1,371
Accrued expenses	9,325	9,249
Customer deposits	1,618	2,310

Total current liabilities	68,076	72,954

Long-term liabilities
Notes payable (net)	19,446	23,134
Finance lease obligation (net of current portion)	4,584	5,061
Non-current operating lease liabilities	1,361	—
Convertible note related party (net)	—	7,158
Convertible note (net)	14,760	14,530
Deferred gain on sale of property	667	842
Deferred tax liability	1,045	92
Other long-term liabilities	5,913	5,474

Total long-term liabilities	47,776	56,291

Total liabilities	115,852	129,245

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at December 31, 2019 and 2018	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,713,185 and 19,645,773 shares issued and outstanding at December 31, 2019 and 2018, respectively	130,710	130,260
Paid in capital	2,793	2,674
Retained deficit	(50,253)	(41,761)
Accumulated other comprehensive loss	(3,700)	(3,169)

Total equity	79,550	88,004

Total liabilities and equity	$195,402	$217,249

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	Unaudited	Unaudited
Net revenues	$54,446	$60,590	$224,776	$242,107
Cost of sales	44,866	52,078	184,320	198,060

Gross profit	9,580	8,512	40,456	44,047
Operating expenses
Research and development costs	824	660	2,714	2,839
Selling, general and administrative expenses	8,012	8,523	35,615	35,707
Impairment of intangibles	—	5,736	8,112	5,736

Total operating expenses	8,836	14,919	46,441	44,282

Operating income (loss)	744	(6,407)	(5,985)	(235)
Other (expense) income
Interest expense	(1,235)	(1,158)	(4,603)	(5,508)
Interest income	68	73	229	168
Change in fair value of securities held	—	(3,186)	5,454	(5,494)
Foreign currency transaction loss	(126)	(179)	(844)	(814)
Other income (loss)	37	(19)	20	(374)

Total other (expense) income	(1,256)	(4,469)	256	(12,022)

Loss before income taxes and loss in non-marketable equity interest	(512)	(10,876)	(5,729)	(12,257)
Income tax (benefit) expense	275	(29)	2,763	511
Loss on equity investments, net of taxes	—	—	—	(409)

Net loss	$(787)	$(10,847)	$(8,492)	$(13,177)

(Loss) earnings Per Share
Basic	$(0.04)	$(0.55)	$(0.43)	$(0.72)
Diluted	$(0.04)	$(0.55)	$(0.43)	$(0.72)
Weighted average common shares outstanding
Basic	19,696,093	19,625,695	19,687,414	18,409,296
Diluted	19,696,093	19,625,695	19,687,414	18,409,296

Net Sales and Gross Margin % (in thousands)

	Three Months Ended
	December 31, 2019		September 30, 2019		December 31, 2018
	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$54,446	$54,446	$51,941	$51,941	$60,590	$60,590
% change Vs Q3 2019	4.8%	4.8%
% change Vs Q4 2018	-10.1%	-10.1%
% change Vs Q4 2018 without FX impact		-8.9%
Gross margin % of net sales	17.6%	18.4%	15.6%	17.2%	14.0%	17.3%
Gross margin % of net sales (value-add)		19.6%		18.8%		18.8%

	Twelve Months Ended
	December 31, 2019		December 31, 2018
	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$224,776	$224,776	$242,107	$242,107
% change Vs prior year	-7.2%	-7.2%
% change Vs prior year without FX impact		-5.1%
Gross margin % of net sales	18.0%	19.0%	18.2%	19.4%
Gross margin % of net sales (value-add)		20.3%		20.6%

Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA (in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating income (loss)	$744	($8,692)	($6,407)	($5,985)	($235)
Adjustments related to trade show, customer declared bankruptcy, discontinued model, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring and other expenses	992	9,412	8,732	13,579	12,655
Adjusted operating income	1,736	720	2,325	7,594	12,420
Depreciation and amortization	1,110	1,192	1,200	4,702	4,989
Adjusted EBITDA	$2,846	$1,912	$3,525	$12,296	$17,409
Adjusted EBITDA % to sales	5.2%	3.7%	5.8%	5.5%	7.2%

Reconciliation of GAAP Net Loss to Adjusted Net Income (in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net loss	($787)	($11,851)	($10,847)	($8,492)	($13,177)
Adjustments related to change in fair value of securities, trade show, discontinued model, customer declared bankruptcy, foreign exchange, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring, and other expenses (including net tax impact)	1,571	11,821	12,058	11,522	19,195
Adjusted net income (loss)	$784	($30)	$1,211	$3,030	$6,018
Weighted diluted shares outstanding	19,696,093	19,690,233	19,625,695	19,687,414	18,409,296
Diluted loss per shares as reported	($0.04)	($0.60)	($0.55)	($0.43)	($0.72)
Total EPS effect	$0.08	$0.60	$0.61	$0.58	$1.05
Adjusted diluted earnings per share	$0.04	($0.00)	$0.06	$0.15	$0.33

Change in Fair Market Value of Securities, Trade Show, Discontinued Model, Foreign Exchange, Goodwill and Intangible Asset Impairment, Restatement, Restricted Stock, Restructuring, Plant Closing and other Expenses

	Three Months Ended			Twelve Months Ended
Adjustments	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Goodwill and intangible asset impairment	$0	$8,112	$5,736	$8,112	$5,736
Restructuring	38	99	367	1,242	1,161
Discontinued model	249	446	—	1,000	480
Restricted stock	156	148	109	604	640
Customer declared bankruptcy - bad debt	140	140	—	564	—
Trade show	—	79	—	360	—
Legal settlement	88	—	—	186	—
Restatement expenses	—	22	358	169	2,364
Change in accounting estimates - Inventory reserve	166	—	1,834	166	1,834
Plant closing	—	—	—	44	—
Other expenses	155	366	328	1,132	440
Total adjustments to operating income (loss)	$992	$9,412	$8,732	$13,579	12,655
Change in fair market value of securities	—	(216)	3,186	(5,454)	5,494
Loss in equity investments	—	—	—	—	409
Foreign exchange	126	307	179	844	814
Other expenses	—	—	—	—	353
Total pre-tax adjustments	$1,118	$9,503	$12,097	$8,969	19,725
Net tax impact (including discrete items)	453	2,318	(39)	2,553	(530)
Total adjustments	$1,571	$11,821	$12,058	$11,522	19,195

Backlog

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Backlog	$66,196	$57,596	$56,625	$74,885	$66,735
Change Versus Current Period		14.9%	16.9%	-11.6%	-0.8%

Note: As of February 21, 2020, backlog was $70,998

Net Debt

Net debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	December 31, 2019	December 31, 2018
Cash & marketable equity securities	$23,577	$24,508
Notes payable - short term	$18,212	$22,706
Current portion of finance leases	476	422
Notes payable - long term	19,446	23,134
Finance lease obligations	4,584	5,061
Convertible notes	22,083	21,688
Total debt	$64,801	$73,011
Net debt	$41,224	$48,503